UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2006

UNIVERSAL CAPITAL MANAGEMENT, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 998-8824

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 24, 2006, the Registrant declared a dividend payable in the form of 0.055 shares of the common stock of Theater Xtreme Entertainment Group, Inc. (“Theater Xtreme”), which is a portfolio company of the Registrant, with respect to each share of Registrant common stock owned on July 31, 2006, the record date. The distribution occurred on August 11, 2006. The aggregate number of shares of Theater Xtreme distributed was 299,064, with an approximate fair value of $448,596 as of July 31, 2006, based on the formula set forth in the Registrant’s charter.

The dividend was paid to the Registrant’s stockholders as of July 31, 2006, based on their respective stockholdings in the Registrant. The number of shares to be distributed to each Registrant stockholder was rounded to the closest whole number of shares of Theater Xtreme with the effect that no fractional shares of Theater Xtreme were distributed.

The Registrant acquired the distributed Theater Xtreme shares on February 1, 2005 for services valued at $0.35 per share.

The Registrant will incur Federal income tax in the amount of approximately $117,300 as a result of the dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Universal Capital Management, Inc. (Registrant)

August 15, 2006	By:	/s/ Joseph Drennan
	Name:	Joseph Drennan
	Title:	Chief Financial Officer

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